Exhibit 10.5


                           LICENSE SECURITY AGREEMENT


     License Security Agreement effective as of July 21, 1997, by and between Compositech Ltd. ("Compositech"), a corporation of the State of Delaware having an office and place of business at 120 Ricefield Lane, Hauppauge, New York 11788-2008, and ___________________ having an office and place of business at
___________________________________________________.

     WHEREAS, the parties hereto have entered into a series of agreements pursuant to which ___________________ has loaned Compositech certain monies secured by certain Equipment of Compositech in accordance with the terms of that certain Security Agreement by and between Compositech and ____________________ of even date herewith (the "Equipment Security Agreement"); and

     WHEREAS, _____________________ wishes to secure the necessary rights and licenses under Compositech's patents to use the Equipment for the manufacture of Laminates in the Event of Default under and as defined in the Equipment Security Agreement leaving _______________ in possession of the Equipment;

     NOW, THEREFORE, in consideration of the mutual promises made herein and in the Equipment Security Agreement the parties hereto do hereby agree as follows:

I. DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     1. "Collateral" and "Equipment" shall have the meanings set forth in the Equipment Security Agreement;

     2. "Event of Default" shall have the meaning set forth in the Equipment Security Agreement;

     3. "Integral Circuits" shall mean laminates or printed circuit boards with integral circuits as described by the following claims, or parts of such claims, set forth in Compositech's U.S. Patents 4,943,334, 5,037,691 and 4,478,421;

          (i) claims 70-73 of U.S. Patent 4,943,334;

          (ii) claims 15 and 26-30 of the U.S. Patent 4,943,334, provided that the conductive surface is in the form of a circuit and further provided that the circuit is formed on the tooling and transferred to the laminate or printed circuit board during the molding process;

          (iii)  claims  7,  8,  36,  37,  42 and 43 of U.S.  Patent  5,037,691,
     provided  that the metal or  metallic  coating is in the form of a circuit;
     and

          (iv)  claims  4, 5,  8-11,  50,  64 and 73 of U.S.  patent  4,478,421, provided that the metal or conductive surface is in the form of a circuit and further provided that the circuit is


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     formed on the tooling and  transferred  to the laminate or printed  circuit board during the molding process.

     4. "Laminate" shall mean a wound base material for printed circuit board produced using the Equipment and in accordance with the Patents, but excluding Multilayer Printed Circuit Boards and Integral Circuits.

     5. "Multilayer Printed Circuit Boards" shall mean the circuit boards defined in one or more of claims 18-26 and 63-68 of U.S. Patent 5,037,691 or the circuit boards produced using the process described in any of the claims of U.S. Patents 5,347,326 and 5,512,224.

     6. "Licensed Patents" shall mean all United States patents issued to Compositech upon applications filed in the U.S. Patent and Trademark Office with an effective filing date prior to the effective date of this Agreement, provided that the Licensed Patents shall not include the subject matter of any claims of any patents or applications to the extent that they relate to Multilayer Printed Circuit Boards or Integral Circuits.

II. GRANT OF LICENSE

     Effective upon the occurrence of an Event of Default (as defined in the Equipment Security Agreement), Compositech grants to ____________________ a nonexclusive, royalty-free right and license, under the Licensed Patents, to manufacture, use, sell and offer to sell Laminates for a period of ten years from the Event of Default using the Equipment. This license may be transferred by ___________________ only to an entity which acquires the Equipment from __________________________ or with Compositech's prior written consent. Nothing herein shall be deemed to imply any right or license under the Licensed Patents to manufacture Laminate on any equipment other than that constituting the Collateral, or to manufacture or acquire any additional equipment, or any other right or permission beyond that which is expressly granted herein. No right is granted to ___________________________ (or anyone in possession of the Equipment from _________________________) to sublicense the rights herein granted. Compositech expressly represents and warrants to _________________________ that the Licensed Patents constitute all of the U.S. Patents necessary to manufacture, use and sell Laminates with the Equipment, as such Equipment is intended to be used.

III. MARKING

     ______________________________  and anyone who acquires the Equipment  from
_____________________________ shall mark all Laminate in accordance with the marking requirements of 35 USC Sec. 287 and, prior to selling any such Laminate, shall submit samples of the Laminate so marked to Compositech for its approval that the form of marking complies with applicable law, which approval shall not be unreasonably withheld.


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IV. MISCELLANEOUS PROVISIONS

     a. In the event either party breaches any term or condition of this Agreement and fails to cure the same upon thirty (30) days written notice to the other, the party giving such notice may terminate the Agreement forthwith.

     b. _______________________ shall not transfer the Equipment to anyone who shall not first have agreed to be bound by the terms of this Agreement by executing a copy thereof and sending the same to Compositech. Any such transfer shall not relieve ____________________ from its obligations hereunder.

     c. ________________________ and anyone in possession of the Equipment pursuant to this Agreement shall maintain the Equipment in confidence and shall, to that end, (1) not disclose the design, structure or function of, or any other particulars of, the Equipment to anyone except its employees having a need to know the same in order to operate it to produce Laminate and who have signed written confidentiality agreements undertaking to keep all aspects of the Equipment confidential, (2) not use any information relating to the design, structure or function of, or any other particular of, the Equipment for any purpose other than its operation to produce Laminate.

     d. This Agreement and all questions relating to or arising under it shall be determined in accordance with the laws of the State of New York and the parties hereby submit themselves to the jurisdiction of the courts sitting in the State of New York to resolve any such questions, service of process to be deemed sufficient if made by certified mail, return receipt or its equivalent.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.



                                        COMPOSITECH LTD.



                                        By:
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                                             Name:
                                             Title:




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                                        By:
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                                             Name:
                                             Title:


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